Exhibit 10.6

SHARE SUBSCRIPTION AGREEMENT

This SHARE SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into on December 3, 2019 by and among:

1.	Ruipeng Pet Group Inc., an exempted company duly incorporated with limited liability and validly existing under the Laws of the Cayman Islands (the “Company”);

2.	HCBN Investment Holdings, Ltd., an exempted company duly incorporated with limited liability and validly existing under the Laws of the Cayman Islands (the “Purchaser”).

Each of the Parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.

The Company desires to issue and sell to the Purchaser and the Purchaser desires to purchase from the Company a certain number of ordinary shares, with par value of US$0.000001 each (the “Ordinary Shares”), in the Company pursuant to the terms and conditions of this Agreement.

B.	The Parties intend to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.	Transaction.

1.1	Sale and Issuance of the Ordinary Shares.

(i)

At the Closing, subject to the terms and conditions hereof, the Purchaser agrees to purchase and subscribe for, and the Company agrees to issue and allot to the Purchaser, the amount of Ordinary Shares as set forth in Schedule I hereto (the “Purchased Shares”), for an purchase price as set forth therein (the “Purchased Price”).

(ii)

At the Closing, subject to the satisfaction or waiver of all the conditions set forth in Section 4 below, the Purchase Price payable by the Purchaser shall be offset by a loan at the amount of US$41,050,134.16 owed by the Company to the Purchaser.

1.2	Closing.

(i)

Closing. The consummation of the sale and issuance of the Purchased Shares pursuant to Section 1.1 (the “Closing”) shall take place remotely via the exchange of documents and signatures as of the date hereof, subject to the satisfaction or waiver of all closing conditions specified in Section 4 and Section 5 hereof.

(ii)

Deliveries by the Company at the Closing. At the Closing, subject to the satisfaction or waiver of all the conditions set forth in Section 5 below, the Company shall deliver (or cause to be delivered) to the Purchaser:

(a)

a copy of the share certificate in the name of the Purchaser representing the Purchased Shares being subscribed for by the Purchaser at the Closing, with the original duly executed share certificate delivered to the Purchaser within twenty (20) Business Days after the Closing;

(b)

a copy of the updated register of members of the Company, certified by the registered office provider of the Company, reflecting the issuance to the Purchaser of the Purchased Shares being subscribed for by each of the Purchaser at the Closing;

(c)

a copy of the updated register of directors of the Company, certified by the registered office provider of the Company, reflecting the appointment of directors by Ruipeng Members, Hillhouse (or the affiliates of Hillhouse), Shenzhen Dachen and the Purchaser (capitalized words and expressions used but not defined herein shall have the meanings ascribed to them in the Shareholders Agreement);

(d)	a copy of the duly executed shareholders agreement substantially in the form of Schedule III attached hereto (the “Shareholders Agreement”); and

(e)	a copy of the duly adopted Restated Memorandum and Articles of Association substantially in the form of Schedule IV attached hereto (the “Restated Articles”).

(iii)

Deliveries by the Purchaser at the Closing. At the Closing, subject to the satisfaction or waiver of all the conditions set forth in Section 4 below, the Purchaser shall deliver to the Company a copy of the duly executed Shareholders Agreement.

2.	Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that the following statements will be true and correct as of the Closing:

2.1

Incorporation, Good Standing and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of jurisdiction of its incorporation, and the Company has all requisite power and authority to perform its obligations under this Agreement. The Company is not in, nor is it anticipated to enter into, liquidation, dissolution, bankruptcy, insolvency or winding-up.

2.2

Due Authorization. This Agreement has been duly executed and delivered by the Company, and when executed and delivered, constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms.

2.3

Capitalization. Immediately prior to the Closing, the authorized share capital of the Company is US$50,000 with 50,000,000,000 Ordinary Shares with par value of US$0.000001 each. Immediately prior to the Closing, all of the Company’s issued shares are held by the Parties listed on Schedule II, and there are no options, warrants, conversion privileges or other rights or agreements presently outstanding to purchase any shares or equity interests of the Company.

No shares of the Company’s outstanding share capital, or shares issuable upon exercise or exchange of any outstanding options or other shares issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such shares.

2.4

Valid Issuance. The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, free of any liens (except for restrictions on transfer under applicable Laws).

2.5

No Violation. Neither the execution nor delivery of this Agreement nor the full performance by the Company of its obligations hereunder will violate any applicable laws, any memorandum or articles of association or other constitutional document to which the Company is subject.

2.6

Indebtedness. Except as disclosed to the Purchaser, neither the Company has any liability or obligation, absolute or contingent (individually or in the aggregate), or any indebtedness for borrowed money that it has directly or indirectly created, incurred, assumed or guaranteed, nor the Company is a guarantor or indemnitor of any liability, obligation or indebtedness of any Person. For the purpose of this Section 2.6, “Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

2.7

To the knowledge of the Company, there is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending against the Company, its activities, or against any officer, director or employee in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of the Company. To the knowledge of the Company, there is no factual or legal basis for any such Action that is likely to result, individually or in the aggregate, in any adverse effect.

3.	Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants with respect to itself to the Company that:

3.1

Organization; Good Standing and Qualification. The Purchaser is duly organized, validly existing and in good standing under the laws of jurisdiction of its operation or establishment, and has all requisite power and authority to own the Purchased Shares. The Purchaser is not in, nor is it anticipated to enter into, liquidation, dissolution, bankruptcy, insolvency or winding-up.

3.2

Due Authorization. The Purchaser has the requisite power, authority and capacity to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Purchaser of this Agreement have been duly authorized by all necessary corporate or other action on the part of the Purchaser. This Agreement constitutes valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms.

3.3

No Violation. Neither the execution and delivery of this Agreement nor the full performance by the Purchaser of its obligations hereunder violates any applicable laws, any memorandum or articles of association or other constitutional document to which the Purchaser is subject.

3.4

Restricted Securities. The Purchaser understands that the Purchased Shares are restricted securities within the meaning of Rule 144 under the Securities Act and that the Purchased Shares are not registered or listed publicly and must be held indefinitely unless they are subsequently registered or listed publicly or an exemption from such registration or listing is available.

3.5

Regulation S Exemption. The Purchaser understands that the Purchased Shares are being offered and sold to it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Purchased Shares. In this regard, the Purchaser represents, warrants and agrees that:

(i)	No Direct Selling Efforts. It did not contact the Company as a result of any directed selling efforts in the United States as defined in Regulation S promulgated under the Securities Act.

(ii)	Offshore Transaction. At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Purchaser was outside the United States.

4.

Conditions of the Purchaser’ Obligations at the Closing. The obligations of the Purchaser to consummate the Closing under Section 1 of this Agreement are subject to the fulfillment or waiver by the Purchaser of the following conditions:

4.1	Representations and Warranties. The representations and warranties set forth in Section 2 shall be true and correct as of the Closing.

4.2

Approvals and Waivers. The Company shall have obtained any and all approvals and waivers necessary for the consummation of the transactions contemplated hereby, each of which shall be in full force and effect as of the Closing.

4.3

Restated Articles. The Restated Articles shall have been duly adopted by all necessary action of the board of directors and the members of the Company, and such adoption shall have become effective at the Closing, and reasonable evidence thereof shall have been delivered to the Purchaser.

4.4

Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it at or before the Closing.

5.

Conditions of the Company’s Obligations at the Closing. The obligations of the Company owed to the Purchaser to consummate the Closing under Section 1 of this Agreement, unless otherwise waived in writing by the Company, are subject to the fulfillment at or before the Closing of each of the following conditions:

5.1	Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct as of the Closing.

5.2

Approvals and Waivers. The Purchaser shall have obtained any and all approvals and waivers necessary for the consummation of the transactions contemplated hereby, each of which shall be in full force and effect as of the Closing.

5.3

Performance. The Purchaser shall have performed and complied with all covenants, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser at or before the Closing.

6.	Miscellaneous.

6.1

Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the Laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the Laws of any jurisdiction other than the Laws of Hong Kong to the rights and duties of the Parties hereunder.

6.2

Dispute Resolution. Any dispute, controversy or claim arising out of, in connection with or relating to this Agreement, including the interpretation, validity, invalidity, breach or termination thereof, shall be settled by arbitration. The arbitration shall be conducted in Beijing under the China International Economic and Trade Arbitration Commission in force when the notice of arbitration is submitted in accordance with the said rules. The number of arbitrators shall be one (1) and arbitration proceedings shall be conducted in Chinese.

6.3

Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties. This Agreement and the rights and obligations therein may not be assigned by any Party without the written consent of the other Parties.

6.4	Entire Agreement. This Agreement, including any schedules and exhibits hereto, constitutes the entire understanding and agreement among the Parties with regard to the subjects of this Agreement.

6.5	Amendments. Any term of this Agreement may be amended only with the written consent of the Parties.

6.6

Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile, email or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the addresses specified in Schedule V (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.6).

6.7

Delays or Omissions; Waivers. Upon any breach or default of any other Party under this Agreement, no delay or omission to exercise any right, power or remedy accruing to any Party shall impair any such right, power or remedy of such Party nor shall it or any waiver of any other breach or default theretofore or thereafter occurring be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring. Any waiver by any Party of any condition or breach or default under this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Laws or otherwise afforded to any Party, shall be cumulative and not alternative.

6.8

Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, all references to sections, schedules and exhibits herein are to sections, schedules and exhibits of or to this Agreement. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) the terms “herein,” “hereof,” and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iii) the masculine, feminine, and neuter genders will each be deemed to include the others; (iv) the definitions of terms are equally applicable both to the singular and plural forms of such terms; (v) references to an agreement or other document are to it as amended, supplemented, restated and otherwise modified from time to time and to any successor document (whether or not already so stated); (vi) references to a Person are references to such Person’s successors and permitted assigns (whether or not already so stated); and (vii) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

6.9

Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement shall become effective when each Party shall have signed a counterpart.

6.10

Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use reasonable best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties’ intent in entering into this Agreement.

6.11

Confidentiality and Non-Disclosure. Each Party shall keep this Agreement and the transactions contemplated hereby confidential, and shall not disclose to any third party without the prior written consent of the other Parties, provided, that each Party may make disclosure to its shareholders, members, directors, officers, affiliates, advisors and other representatives, on a need to know basis, or otherwise as required by applicable Law.

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IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Ruipeng Pet Group Inc.

By:	/s/ Yonghe Peng
Name:	Yonghe Peng
Title:	Director

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

HCBN Investment Holdings, Ltd.

By:	/s/ Colm O’Connell
Name:	Colm O’Connell
Title:	Director